UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2019

CareTrust REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

905 Calle Amanecer, Suite 300, San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 542-3130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

Item 8.01	Other Events

On March 4, 2019, CareTrust REIT, Inc. (the “Company”) and CTR Partnership, L.P. (the “Operating Partnership”) entered into a new equity distribution agreement (the “Equity Distribution Agreement”) with BMO Capital Markets Corp., Barclays Capital Inc., Capital One Securities, Inc., Fifth Third Securities, Inc., KeyBanc Capital Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc., The Huntington Investment Company and Wells Fargo Securities, LLC (individually, a “Sales Agent” and together, the “Sales Agents”) to sell shares of the Company’s common stock, $0.01 par value per share, having an aggregate offering price of up to $300,000,000 (the “Shares”), from time to time, through an “at-the-market” equity offering program (the “2019 ATM Program”). In connection with the entry into the Equity Distribution Agreement and the commencement of the 2019 ATM Program, the Company’s “at-the-market” equity offering program pursuant to the Company’s prior equity distribution agreement, dated as of May 17, 2017, was terminated.

Pursuant to the terms of the Equity Distribution Agreement, sales of the Shares under the 2019 ATM Program, if any, will be made through the Sales Agents acting as sales agent or directly to the Sales Agents acting as principal, and will be made by means of ordinary brokers’ transactions at market prices, in negotiated transactions or in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act, including sales made to or through a market maker other than on an exchange, in block transactions or by any other method permitted by law, at prices related to the prevailing market prices or at negotiated prices, or as otherwise agreed upon by one or more of the Sales Agents and the Company. If the Company sells Shares to any of the Sales Agents as principal, it will enter into a separate terms agreement with such Sales Agent.

The offering of Shares under the 2019 ATM Program pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of the maximum aggregate amount of the Shares subject to the Equity Distribution Agreement, or (ii) termination of such Equity Distribution Agreement as permitted therein.

The Company intends to contribute the net proceeds from the sales of Shares pursuant to the Equity Distribution Agreement to the Operating Partnership, which will in turn use the net proceeds for general corporate purposes, which may include, among other things, future acquisitions, debt repayment and working capital. The Company may temporarily invest the net proceeds before use in interest-bearing short term investments that are consistent with the Company’s ability to maintain its qualification as a real estate investment trust.

The foregoing description of the Equity Distribution Agreement is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Shares sold under the 2019 ATM Program will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-217670), filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 4, 2017 and the prospectus supplement filed by the Company with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on March 4, 2019. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of DLA Piper LLP (US) regarding certain matters of Maryland law, including the validity of the Shares sold under the 2019 ATM Program.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated March 4, 2019, by and among CareTrust REIT, Inc., CTR Partnership, L.P. and BMO Capital Markets Corp., Barclays Capital Inc., Capital One Securities, Inc., Fifth Third Securities, Inc., KeyBanc Capital Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Inc., The Huntington Investment Company and Wells Fargo Securities, LLC.

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARETRUST REIT, INC.

By:	/s/ William M. Wagner
Name:	William M. Wagner
Title:	Chief Financial Officer, Treasurer and Secretary

Date: March 4, 2019